EXHIBIT 99.1
Mitchel J. Laskey
2332 Alaqua Drive
Longwood, Florida 32779

April 24,2013

Mr. Brian W. Brady, Director
Mr. Dan Rua, Director
Mr. Edward (Ted) Murphy, Director
Mr. Ryan Schram, Director

IZEA, Inc.
1000 Legions Place
Suite 1600
Orlando, Florida 32801

RE: Board of Directors Resignation

Ladies and Gentlemen,

The purpose of this letter is to provide you with formal notice of my resignation from the Board of Directors of IZEA, Inc. as non-employee Director; as well as my positions as Chairman of the Board, and Chairman of the Audit Committee, all
effective immediately.

My decision to resign was prompted by my discomfort with the Board's current process to evaluate and consummate a strategic financing alternative.

I wanted to thank IZEA, the Board, and management for providing the opportunity to have served in my capacities. I hope you will be able to secure a strategy that leads to a successful alternative for the Company and all constituents.

Respectfully submitted,

/s/ Mitchel J. Lasksey

Mitchel J. Laskey

Cc.     Ms. Donna Mackenzie, CFO
Mr. Spencer Feldman, Legal Counsel